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                                                          Exhibit 16

                         [Ernst & Young LLP Letterhead]




March 18, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4(a) of Form 8-K of U.S. Industries, Inc. with the earliest event report date of January 2, 1996 and are in agreement with the statements contained in paragraphs 1, 2, 4 and 5 of such item on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                    /s/  Ernst & Young LLP



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